Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-222063 on Form S-3 of The Charles Schwab Corporation of our reports dated November 15, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of TD Ameritrade Holding Corporation, appearing in this Current Report on Form 8-K of The Charles Schwab Corporation.

/s/ Ernst & Young LLP

New York, New York

March 20, 2020